EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Hecking Deotexis GmbH (formerly D-Tex Technologie Holding GmbH), incorporated in Germany in March 1999, wholly-owned by Deotexis, Inc.